                                                                    EXHIBIT 11.1


                                     TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                Three Months Ended         Nine Months Ended
                PRIMARY                           September 30,              September 30,
   (thousands, except per share data)          --------------------      ---------------------
                                                1997         1996         1997         1996
                                                ----         ----         ----         ----
Net income (loss) .......................      $15,061      $   275      $20,059      $ (5,105)
                                               =======      =======      =======      ========

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period ...............       25,463       23,688       24,943        23,466

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares--treasury
stock method ............................        3,532        1,584        3,185            --
                                               -------      -------      -------      --------
                                                28,995       25,272       28,128        23,466
                                               =======      =======      =======      ========

Earnings (Loss) per share ...............      $  0.52      $  0.01      $  0.71      $  (0.22)
                                               =======      =======      =======      ========


                                                Three Months Ended         Nine Months Ended
            FULLY DILUTED                         September 30,              September 30,
  (thousands, except per share data)           --------------------      ---------------------
                                                1997         1996         1997          1996
                                                ----         ----         ----          ----
Net income (loss) .......................      $15,061      $   275      $20,059      $ (5,105)
                                               =======      =======      =======      ========

Basis for computation of fully
diluted earnings per common and
common equivalent share:

Weighted average number of shares
outstanding during period ...............       25,463       23,688       24,943        23,466

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method ............................        3,690        2,004        3,937            --
                                               -------      -------      -------      --------
                                                29,153       25,692       28,880        23,466
                                               =======      =======      =======      ========

Earnings (Loss) per share ...............      $  0.52      $  0.01      $  0.69      $  (0.22)
                                               =======      =======      =======      ========